Exhibit 23.1

CONSENT OF GUMBINER SAVETT INC.,

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Axesstel, Inc.

San Diego, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-115168) and Form S-8 (File No. 333-127079) of our report dated February 25, 2013, relating to the consolidated financial statements of Axesstel, Inc. and subsidiary, as of December 31, 2012 and 2011 and for the years ended December 31, 2012, 2011 and 2010 which appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

/s/ Gumbiner Savett Inc.
GUMBINER SAVETT INC.

Santa Monica, California

February 28, 2013